                                                                     EXHIBIT 2.1

________________________________________________________________________________

________________________________________________________________________________


                           STOCK PURCHASE AGREEMENT


                          ACQUISITION OF THE STOCK OF
                         SPORTS FITNESS & LEISURE LTD.
                                      BY
                            E-COMMERCE GROUP, INC.



                              DATED 30 JUNE 2000

________________________________________________________________________________

________________________________________________________________________________

                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT
                           ------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page No
RECITALS................................................................    1
--------

ARTICLE 1.  PURCHASE AND SALE OF STOCK..................................    1

1.1     Purchase of Company Shares......................................    1
1.2     Time and Place of Closing.......................................    2
1.3     Delivery of Company Shares......................................    2
1.4     Further Assurances..............................................    3

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SFL AND SELLERS...........    3

2.1     Organization and Qualification of Company.......................    3
2.2     Capitalization of Company; Title to Stock.......................    3
2.3     Subsidiaries; Other Investments.................................    4
2.4     Authorization of Transaction....................................    4
2.5     Present Compliance with Obligations and Laws....................    4
2.6     No Conflict of Transaction With Obligations and Laws............    5
2.7     Financial Statements............................................    6
2.8     Absence of Undisclosed Liabilities..............................    6
2.9     Conduct of Business; Absence of Certain Changes.................    7
2.10    Payment of Taxes................................................    9
2.11    Title to Properties; Liens; Conditions of Properties............    9
2.12    Collectability of Receivables...................................   11
2.13    Inventories.....................................................   11
2.14    Intellectual Property Rights....................................   12
2.15    Contracts and Commitments.......................................   15
2.16    Employees and Employee Relations................................   16
2.17    Environmental Matters...........................................   18
2.18    Government Authorizations.......................................   18
2.19    Warranty or Other Claims........................................   18
2.20    Litigation......................................................   19
2.21    Borrowings and Guarantees.......................................   19
2.22    Financial Service Relations and Powers of Attorney..............   19
2.23    Insurance.......................................................   19
2.24    Minutes Books...................................................   20
2.25    Finder's Fee....................................................   20
2.26    Transactions with Interested Persons............................   21
2.27    Absence of Sensitive Payments...................................   21
2.28    Copies of Documents.............................................   21

                                                                             (i)

2.29    Disclosure of Material Information...............................    21
2.30    Pensions.........................................................    21
2.31    Insolvency.......................................................    24
2.32    Data Protection..................................................    24

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF SELLERS....................    25

3.1     Securities Representations.......................................    25
3.2     Legal Representation.............................................    25
3.3     Securities Representations.......................................    26

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER......................    26

4.1     Organization of Buyer............................................    26
4.2     Authorization of Transaction.....................................    26
4.3     SEC Filings......................................................    27

ARTICLE 5.  COVENANTS OF THE COMPANY AND THE WARRANTORS..................    27

5.1     Conduct of Business..............................................    27
5.2     Access to Information............................................    30
5.3     Governmental Permits and Approvals; Consents.....................    30
5.4     Assignment of Contracts..........................................    30
5.5     Maintenance of Governmental Authorizations.......................    30
5.6     Collection of Receivables........................................    30
5.7     Risk of Loss.....................................................    31
5.8     Employee/Employee Compensation...................................    31
5.9     Breach of Representations and Warranties.........................    31
5.10    Consummation of Agreement........................................    31

ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF BUYER...........................    31

6.1     Due Diligence Review.............................................    31
6.2     Repayment of Certain Loans.......................................    31
6.3     Representations; Warrantee; Covenants............................    32
6.4     Resignations of Officers and Directors...........................    32
6.5     Releases.........................................................    32
6.6     Employment Agreements............................................    32
6.7     Absence of Certain Litigation....................................    32
6.8     No Bankruptcy....................................................

ARTICLE 7.  CONDITIONS TO OBLIGATIONS OF THE SELLERS.....................    33

7.1     Representations; Warrantees......................................    33
7.2     Covenants........................................................    33

                                                                            (ii)

ARTICLE 8.  INDEMNIFICATION...............................................   33

8.1     Definitions.......................................................   33
8.2     Indemnification by the Sellers and Nichols........................   34
8.3     Indemnification by the Buyer......................................   36
8.4     Defense of Third Party Actions....................................   36
8.5     Miscellaneous.....................................................   37
8.6     Payment of Indemnification........................................   37

ARTICLE 9.  TERMINATION OF AGREEMENT......................................   38

9.1     Termination.......................................................   38
9.2     Effect of Termination.............................................   38
9.3     Rights to Proceed.................................................   38

ARTICLE 10. MISCELLANEOUS.................................................   38

10.1    Survival of Warranties............................................   38
10.2    Fees and Expenses.................................................   38
10.3    Notices...........................................................   39
10.4    Publicity and Disclosures.........................................   40
10.5    Confidentiality...................................................   40
10.6    Time Period.......................................................   40
10.7    Entire Agreement..................................................   40
10.8    Severability......................................................   40
10.9    Assignability.....................................................   40
10.10   Amendment.........................................................   41
10.11   Governing Law.....................................................   41
10.12   Remedies..........................................................   41
10.13   Counterparts......................................................   41
10.14   Effect of Table of Contents and Headings..........................   41
10.15   Legend............................................................   41
10.16   "Piggy-Back" Registrations........................................   42

List of Schedules and Exhibits............................................   45
------------------------------

                                                                           (iii)

                       STOCK FOR CASH PURCHASE AGREEMENT
                       ---------------------------------

     AGREEMENT entered into as of 30 June 2000 of and among e-commerce group, Inc. a Nevada corporation (the "Buyer"), Sports Fitness & Leisure Ltd., (Reg No. 3443323) a United Kingdom corporation ("SFL"), Fortress Management Services Ltd., Mr. Brian Philip Ridsdale, Mr. Paul Bagshawe, Mr. Michael Withers, Mr. Paul Callus and LG Multimedia Services Ltd., being the holders of all of the issued and outstanding capital stock of SFL (the "Sellers"), and by Richard Nichols ("Nichols").

                                   RECITALS
                                   --------

     WHEREAS, Sellers collectively own all of the outstanding shares of capital stock of SFL (the "Company Shares"), and are willing to sell the Company Shares to Buyer; and

     WHEREAS, Buyer wishes to acquire all of the outstanding capital stock of SFL;

     NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


ARTICLE 1. PURCHASE AND SALE OF STOCK

     1.1   Purchase of Company Shares. Subject to the provisions of this
           ---------------------------
Agreement, each of the Sellers agrees to sell, and Buyer agrees to purchase, at the Closing (as defined in Section 1.2 hereof), the number of Company Shares set forth on Exhibit A hereto next to such Seller's name, which shares constitute,
         ---------
and will constitute at the Closing, one-hundred percent (100%) of the issued and outstanding capital stock of SFL. The aggregate purchase price (the "Purchase Price") for the shares will be 385,000 shares of common stock, par value $.001 per share, of the Buyer (the "Buyer Common Stock") and $350,000 in cash (or 107,700 further shares of Buyer Common Stock as detailed below) and shall be paid by Buyer at the Closing as follows:

           (a) at the Closing, the Buyer will deliver to the Sellers 385,000 shares of Buyer Common Stock of the Buyer;

           (b) at the Closing, the Buyer shall also reserve 107,700 shares of Buyer Common Stock until completion of a round or rounds of financing following the Closing resulting in at least $350,000 in aggregate cash proceeds received by the Buyer (a "Qualified Offering") or until the payment of such shares to the Sellers as is set out below;

           (c) within 10 days following a Qualified Offering, the Buyer will pay the Sellers $350,000 in cash. To the extent payment is to be made by wire transfer of funds, Sellers shall designate the account(s) into which such funds are to be wired in writing to Buyer at least three (3) business days prior to the closing of such Qualified Offering. The obligation to pay cash pursuant to this Section 1.1(c) shall extinguish 375 days after the Closing.

           (d) In the event that no Qualified Offering shall have occurred during the period from the date of Closing until its first anniversary, the Buyer shall instead deliver to the Sellers 107,700 shares of Buyer Common Stock on the date of such first anniversary; and

           (e) the Purchase Price will be distributed among the Sellers pro rata based on the number of Company Shares held by each Seller, such distribution to be made by a person or entity designated by the Sellers.

     1.2   Time and Place of Closing. The closing of the purchase and sale
           -------------------------
provided for in this Agreement (herein called the "Closing") shall be held at the offices of Brown Rudnick Freed & Gesmer at 10:00 a.m., on 3 July 2000 or at such other place, date or time as may be fixed by mutual agreement of the parties (the "Closing Date"); provided, however, that in no event shall the Closing Date be extended beyond 6 July 2000.

     1.3   Delivery of Company Shares. At the Closing, the Sellers shall deliver
           --------------------------
or cause to be delivered to Buyer, among other things:

           (a) share certificates for all the Company Shares owned by each Seller and duly completed stock transfer forms for all the Company Shares;

           (b) such other documents as may be required to effect a valid transfer of the Company Shares by the Sellers, free and clear of any and all Encumbrances (as defined in Section 2.2(b) hereof);

           (c) general releases by all officers, directors and stockholders of SFL and each other entity which SFL has the power, directly or indirectly, to direct the business and policies of, or, if a corporation, elect a majority of the directors of (the "Subsidiaries" and, together with SFL, the "Company") from any liability of the Company to them, or any claim that they may have against the Company, except for accrued but unpaid compensation and benefits;

           (d) an executed Tax Covenant (the "Tax Covenant") having substantially the terms and conditions of Exhibit B attached hereto;
                                          ---------

           (e) such other documents as may be required elsewhere in this Agreement or may be reasonably requested by counsel to Buyer;

           (f) statutory books, certificate of incorporation and change of name (if relevant), minute books, stock certificate and transfer books, corporate seal (if any), shareholder resolutions and other corporate records of the Company (including without limitation VAT records, accounting records, books of account, payroll records, National Insurance and PAYE records, stock and other records and information relating to employees, customers, suppliers and other parties contracting with the Company);

           (g) resignations from directors, company secretary and auditors in the substantially the form set out in Exhibit C;
                                      ---------

           (h) statements confirming the cash balance in each bank account held by the Company as at close of business on 3 July 2000 together with an accurate, complete and up to date listing of all of the accounts receivable and accounts payable of the Company which existed as of 3 July 2000;

           (i) letter of release of bank debenture executed 17/th/ September 1998 from the Royal Bank of Scotland.

     1.4   Further Assurances. Sellers from time to time after the Closing, at
           ------------------
the request of Buyer and without further consideration, shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.3) and take such other action as Buyer may reasonably require to more effectively transfer the Company Shares to the Buyer.


ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SFL AND NICHOLS.


     SFL and Nichols (collectively the "Warrantors") hereby jointly and severally represent and warrant to Buyer as follows:

     2.1   Organization and Qualification of Company. Each of SFL and each of
           -----------------------------------------
the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Memorandum and Articles of Association as amended to date ("Charter"), of each of SFL and the Subsidiaries certified by such company's Secretary, copies of which are attached as Schedule 2.1 hereto,
                                                          ------------
are complete and correct. Each of SFL and its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on Schedule 2.1 and it is not required to be licensed
                            ------------
or qualified to conduct its business or own its property in any other jurisdiction.

     2.2   Capitalization of Company; Title to Stock. The authorized capital
           -----------------------------------------
stock of SFL consists of 1300 shares of Common Stock, (Pounds)1.00 par value, of which 1300 shares are validly issued and outstanding and 100 shares of A Class Shares, (Pounds)1.00 par value, of which 100 shares are validly issued and outstanding. The issuance of all of such issued and outstanding shares was duly authorized and all such shares are fully paid and nonassessable, were issued in compliance with applicable laws, and were not issued in violation of any person's preemptive rights. There are no shares of capital stock reserved for any purpose. Except as set forth on Schedule 2.2, there are no (i) outstanding
                                    ------------
or authorized subscriptions, warrants, options or other rights granted by the Company or any Seller to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company, or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) agreements relating to the voting of the Company's capital stock, (iv) restrictions on the transferability of the Company's capital stock (by agreement, charter, statute or otherwise), or (v) other agreements among the Sellers or any other person relating to the Company Shares. No "phantom" stock, stock appreciation rights or agreements or similar rights or agreements exist which are intended to confer on any person rights similar to any rights accruing to owners of Company Shares.

     2.3   Subsidiaries; Other Investments. Schedule 2.3 sets forth the
           -------------------------------  ------------
capitalization of each of the Subsidiaries. All of the outstanding shares of capital stock of each of the Subsidiaries have been validly issued and are fully paid and nonassessable and, except as set forth on Schedule 2.3, owned by SFL
                                                   ------------
free and clear of all liens, charges, claims or encumbrances. Except for the capital stock of the Subsidiaries and as set forth on Schedule 2.3, the Company
                                                      ------------
does not own, directly or indirectly, any capital stock or other equity interest in any corporation. Except as set forth on Schedule 2.3, no Subsidiary has
                                           ------------
issued nor has outstanding any options, warrants, contracts, calls, commitments, convertible securities, agreements or demands of any character relating to its securities; there are no registration rights in respect of any securities of any Subsidiary; and no shareholder of any Subsidiary nor any other person has any preemptive or similar rights as of the date hereof and/or as a result of this Agreement. Except as set forth on Schedule 2.3, the Company does not own any
                                  ------------
securities issued by any other business organization or governmental authority. The Company is not a partner or participant in any joint venture or partnership of any kind. Each of the Subsidiaries is a dormant company within the meaning of section 250(3) of the Companies Act 1985 and has been since incorporation. Each of the Subsidiaries has not traded since incorporation and has incurred no obligations or liabilities whatsoever.

     2.4   Authorization of Transaction. SFL has the full power and authority to
           ----------------------------
execute, deliver and perform this Agreement and the other agreements to be executed and delivered pursuant to this Agreement (the "Ancillary Agreements"); to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. Each of the Sellers has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements and to perform his obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by each Seller and the Company to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. The Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by each of the Warrantors. The Agreement is, or upon the Closing will be, the legal, valid and binding obligation of each of the Warrantors and will be enforceable against each of the Warrantors in accordance with its terms.

     2.5   Present Compliance with Obligations and Laws. The Company is not:
           --------------------------------------------
(a) in violation of its Charter; (b) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or in breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (d) in violation of any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction (collectively, "Court Orders") or any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval (collectively, "Government Authorizations") that is held by the Company applicable to it or its business or assets. The Company has conducted and is now conducting its business and the ownership and operation of its assets in compliance with all applicable statutes, laws, ordinances, rules and regulations (collectively, "Laws"). The Company has obtained and complied with all licenses, permissions, authorizations and consents required for carrying on its business effectively in the places and in the manner in which such business is now carried on and has complied with all applicable statutes, laws, rules and regulations. All notices and complaints of violations or alleged violations of Law received by the Company in the last three (3) years are attached to Schedule 2.5 together with a description of the
                                ------------
status and disposition of such matters. The Company does not require any authorization under the Financial Services Act 1986 or from the Financial Services Authority or any self-regulatory organization to carry on its business as currently carried on.

     2.6  No Conflict of Transaction With Obligations and Laws.
          ----------------------------------------------------

          (a)  Except as set forth on Schedule 2.6, neither the execution,
                                      ------------
delivery and performance of this Agreement or any Ancillary Agreement, nor the performance of the transactions contemplated hereby, will: (i) contravene, conflict, with or constitute a breach or violation of any provision of the Charter of the Company or any resolutions of the Company's Board of Directors;
(ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than a governmental agency as described in paragraph (b) below, including consents of parties to loans, contracts, leases, licenses and other agreements; (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company is a party or by which it or its assets are bound; (v) result in the creation of any Encumbrance upon any Company Shares or any of the assets of the Company; (vi) contravene, conflict with, or result in a violation of any Court Order or Law, or give any governmental authority, whether foreign, domestic, local or other political subdivision or agency of any of the foregoing (each a "Governmental Authority"), or any other person, the right to exercise any remedy or obtain any relief under any Court Order or Law, to which the Company or Sellers are subject or by which the properties or assets of the Company are bound, or (vii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Government Authorization.

          (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Warrantors do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority.

          (c) So far as the Warrantors are aware, there are no issues relating to UK competition law affecting the Company, including without limitation the Competition Act 1998.

     2.7  Financial Statements.
          --------------------

          (a)  Attached as Schedule 2.7(a) hereto are the following audited and
                           ---------------
unaudited financial statements of the Company, together with all related compilations, reviews and other reports issued by the Company or the Company's auditors with respect thereto, all of which statements (including the footnotes thereto) are complete and correct and present fairly the assets, liabilities, financial position of the Company on the date of such statements, and the results of operations and changes in the financial condition of the Company for the periods covered thereby, and were not affected by any extraordinary or exceptional item or by any other factor rendering such results for all or any such periods unusually high or low, and such financial statements have been prepared in accordance with UK GAAP consistently applied throughout the periods involved and prior periods:

     (i) Compiled and reviewed balance sheets, statements of profit and loss, statements of changes in stockholders equity and statements of cash flow for each of the twelve (12) months ended as of 30 September 1998 and 30 September 1999; and

     (ii) Internally generated balance sheets, statements of profit and loss, statements of changes in stockholders equity and statements of cash flow for each of the nine months prior to and ending on 30 June 2000.

          (b) The balance sheet dated 30 September 1999 (the "Base Balance Sheet Date"), included in the above financial statements is sometimes referred to hereinafter as the "Base Balance Sheet".

          (c) The books of account of the Company for the past two (2) years are complete and correct in all material respects and have been maintained on a consistent basis. All auditor's letters to management of the Company for the past two (2) years and other significant correspondence from or to such auditors during such period, if any, are attached as Schedule 2.7(c) hereto.
                                            ---------------

     2.8  Absence of Undisclosed Liabilities. The Company has no liabilities of
          ----------------------------------
any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the Base Balance Sheet, (b) liabilities incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right), and (c)
liabilities disclosed on Schedule 2.8 hereto. There is no fact which materially
                         ------------
adversely affects, or may in the future (so far as can now be reasonably foreseen), materially adversely affect, the business, properties, operations or conditions of the Company which has not been specifically disclosed herein or in a schedule hereto.

     2.9  Conduct of Business; Absence of Certain Changes. Since 30 September
          -----------------------------------------------
1999, Sellers and the Company have conducted the business of the Company only in the ordinary course of business, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any change in the financial condition, including working capital, earnings, reserves, properties, assets, liabilities, business or operations, of the Company which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company. Without limiting the generality of the foregoing, except as disclosed on Schedule 2.9 hereto, since 30 September 1999 there has not been:
   ------------

          (a)  any amendment to the Charter of the Company;

          (b) any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others;

          (c) any Encumbrance placed on any of the properties or assets of the Company which remains in existence on the date hereof;

          (d) any obligation or liability incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

          (e) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

          (f) any capital expenditure or commitment in excess of $7,500 with respect to any individual item or in excess of $15,000 with respect to all such items, or any lease or agreement to lease any assets with an annual rental in excess of $7,500 with respect to any individual item or in excess of $15,000 with respect to all such items;

          (g) any damage, destruction or loss, whether or not covered by insurance, of any of the assets or business of the Company;

          (h) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company, except for distributions of cash to Sellers in an amount equal to Sellers' incremental income tax and National Insurance liabilities relating to the Company's profits for the period from $10,000.00 through the date of this Agreement; any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock or any issuance of any securities of the Company;

          (i) any employment disputes or claim of unfair labor practices involving the Company;

          (j) any change in the compensation or other amounts payable or to become payable by the Company to any of its officers, employees or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents; or any grant of any loans or severance or termination pay (other than as set forth on
Schedule 2.9 consistent with the Company's established severance pay practices);
------------
or any entrance into or variation of the terms of any employment agreement or adoption of or increase in, the benefits under any Scheme (as defined in Section
2.30 hereof);

          (k) except as set forth on Schedule 2.9 any change with respect to the management or supervisory personnel of the Company, and the only persons on the board of directors of the Company or the Subsidiaries immediately prior to Closing are Richard Nichols, Robert Paton and Brian Ridsdale;

          (l) any payment or discharge of a material lien, claim, obligation or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

          (m) any obligation or liability incurred by the Company to any of its officers, directors or shareholders or any loans or advances made by the Company to any of its officers, directors or shareholders, except normal compensation and expense allowances payable to officers;

          (n) any write-downs of the value of any inventory (including write-downs by reason of shrinkage or mark-down) or write-offs as uncollectible of any notes or accounts receivable, except for write-downs or write-offs that are in the aggregate less than $5,000 incurred in the ordinary course of business;

          (o) any disposal, sale, assignment, license or lapse of any rights to the use of any trademark, trade name, patent, copyright, license or disposal, sale, assignment, or license of or disclosure to any person other than Buyer of any trade secret, technology, formula, process, know-how or other confidential information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

          (p) any change in any method of accounting or accounting practice, whether or not such change was permitted by UK GAAP;

          (q) any material change in the level of borrowing or in the working capital requirements of the Company; or

          (r) any agreement, whether in writing or otherwise, to take any action described in this Section 2.9.

     2.10 Payment of Taxes. The Company hereby makes such tax warranties as are
          ----------------
specifically set forth on Schedule 2.10.
                          -------------

     2.11 Title to Properties; Liens; Condition of Properties.
          ---------------------------------------------------

          (a)  The Company does not own any real property. Set forth on Schedule
                                                                        --------
2.11 hereto is a listing of all leases or other arrangements under which the
----
Company leases or otherwise occupies real property, together with a description of such property, the name of the landlord and a description of the significant terms of each lease or other arrangement ("Real Property"). Also set forth on
Schedule 2.11 is a complete description of the machinery, equipment and other
-------------
tangible personal property with an original cost in excess of $15,000 used or owned by the Company and a listing of all leases under which the Company leases any personal property as of the Closing Date requiring annual rental payments in excess of $7,500 together with a description of such property (collectively, the "Material Personal Property"). Schedule 2.11 lists all locations where Material
                                -------------
Personal Property or the Company's inventory (other than goods in transit in the ordinary course of business) are located. The Real Property and Material Personal Property include all properties and assets (whether real, personal or mixed, tangible or intangible) reflected on the Base Balance Sheet or purchased by the Company since the Base Balance Sheet (except for such properties or assets sold since the Base Balance Sheet Date in the ordinary course of business), and is sufficient to conduct the Company's business as currently conducted.

          (b) True, correct and complete copies of all leases, notices of leases, subleases, rental agreements, contracts of sale, tenancies and licenses, together with all amendments, modifications and renewals thereof, related to any of the Real Property or the Material Personal Property are attached to Schedule
                                                                       --------
2.11.  All of the foregoing agreements are valid, subsisting and enforceable in
----
accordance with their terms against the parties thereto. The Company is in full compliance with all terms and conditions of such agreements and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a violation or default under any such agreements and the Company has neither given nor received notice of any alleged violation or of any default under any such agreement.

          (c)  Except as specifically disclosed on Schedule 2.11 or on the Base
                                                   -------------
Balance Sheet, the Company has good and marketable title in fee simple to all of its real and personal property, including, but not limited to, property described in Schedule 2.11. None of the real or personal property owned or used
             -------------
by the Company is subject to any Encumbrance (other than for taxes not yet due and payable), or other adverse claim or charge or interest of any kind, except as specifically disclosed on Schedule 2.11 or on the Base Balance Sheet.
                             -------------

          (d)  Except as set forth on Schedule 2.11:  (i) all buildings,
                                      -------------
machinery and
equipment used or owned by the Company are in satisfactory condition, working order and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and have been adequately maintained, and (ii) substantially conform with all applicable ordinances, regulations and planning, safety or other laws, and neither the Company nor any Seller knows of any pending or threatened change of any such ordinance, regulation or planning, safety or other law, and there is no pending or threatened condemnation of any such property.

          (e) All water, waste disposal, sewer, gas, electric, telephone, drainage facilities and all other utilities are installed across public property or valid easements to the boundary lines of the Real Property and are connected pursuant to valid permits, and the Company has not received any notice that such utilities are inadequate to service the Real Property.

          (f) The Company has obtained all licenses, permits, easements and rights of way, including without limitation, proof of dedication, required to conduct its business as now being conducted from all Government Authorities having jurisdiction over the Real Property or from private parties to assure vehicular and pedestrian ingress to and egress from the Real Property at all access points shown on the surveys for the Real Property attached to Schedule
                                                                     --------
2.11.
----

          (g) The Real Property is in compliance with all applicable Laws, there are no physical, structural, or mechanical defects in the Real Property or the structures located thereon, including without limitation in the plumbing, heating, sprinkler systems, air conditioning, roof, ventilation systems and electrical systems and, all such items are in good operating condition and repair, and no single repair in excess of $5,000 has been required to be made to the Real Property or to any of said systems since the Base Balance Sheet Date.

          (h) To the best of the Warrantors' knowledge, there are no condemnation, environmental, planning or other land use regulation proceedings, either instituted or planned to be instituted, that would detrimentally affect the value of the Real Property or the use and operation of the Real Property for its intended purpose.

          (i) There are no outstanding contracts made by the Warrantors for the construction or repair of any improvements to the Real Property that have not been fully paid for and the Warrantors shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materialmen furnished to the Real Property prior to the Closing.

          (j) None of the Warrantors has received any written notice from any insurance carrier of any defects or inadequacies in the Real Property, or in any portion thereof, that would adversely affect the insurability thereof or the cost of such insurance, or that requires corrective action. There are no pending insurance claims related to the Real Property.

          (k) To the best of the Warrantors' knowledge, there are no pending or threatened legal proceedings or actions of any kind or character, or any claims or demands relating thereto, including without limitation tax appeals, affecting the Real Property or the Company's interest therein.

          (l) The Company is not in breach of any covenant, restriction, stipulation or other obligation affecting the Property, or the employment or health or safety of staff at, or conduct of the Company's business upon, the Real Property, nor, has any breach been committed by any person in occupation of or deriving title under the Company to the Real Property for which the Company may be actually or contingently liable.

          (m) To the best of the Warrantors' knowledge, the Company does not anticipate spending any material sums in respect of the Real Property for any reason.

          (n) All and any rents, service charges and other expenditure payable in respect of the Real Property have been paid in full on the due date and there are no such sums currently outstanding in relation to the Real Property.

     2.12 Collectibility of Receivables.  All of the accounts receivable, trade
          -----------------------------
accounts, notes receivable, contract receivables, unbilled invoices, debts owing to the Company and other receivables ("Receivables") of the Company shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet are, and those existing at the time of Closing will be, (a) valid and enforceable claims, (b) which arose out of transactions with unaffiliated parties, (c) fully collectible within ninety (90) days of invoice date through normal means of collection, (d) subject to no set-off, defense or counterclaim, and (e) trade debts incurred in the ordinary course of business. None of the Receivables has at any time been placed for collection with any attorney, collection agency or similar individual or entity. The reserves for doubtful accounts and the values at which Receivables are accrued on the Base Balance Sheet are accrued in accordance with UK GAAP applied on a basis consistent with prior financial statements of the Company. A complete and accurate list of each Receivable accrued on the Company's books on 30 June 2000, which lists the name, age and amount thereof, has been delivered to Buyer. An accurate summary of the aging of the Company's Receivables on 30 June 2000 is attached as Schedule 2.12. Since 30 September 1999, there has not been a
            -------------
material change in the Company's Receivables' aging practice.

     2.13 Inventories.
          -----------

          (a) All inventories of finished goods and raw materials of the Company reflected on the Base Balance Sheet and existing on the date of Closing are, and will be of a quantity and quality normally salable in the ordinary course of business at commercially reasonable prices consistent with the Company's prior experience, except to the extent of the obsolete inventory reserve in the amount shown on the Base Balance Sheet. All such inventories are valued on a lower of cost or market basis and in accordance with the Company's normal valuation methods and policies, consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Except as shown on
Schedule 2.13, since the date of the Base Balance Sheet, no
-------------
inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices.

          (b) The value of the finished goods inventory on 30 June 2000, and on the Closing Date, when added to the cost of the variable expenses of freight, commissions and discounts, shall not exceed the market price. The inventories of finished goods value in connection with the Base Balance Sheet are salable at prices equal to or in excess of the amount necessary, after variable expenses, to sell such inventory at a price equal to no less than cost. Except for the items listed on Schedule 2.13, all inventories of finished goods existing on 30
                -------------
June 2000 and on the Closing Date will be salable on or before 31 August 2000, through the Company's normal and ordinary course of business and consistent with the past practices of the Company.

     2.14 Intellectual Property Rights.
          ----------------------------

          (a) For purposes of this Section 2.14, "Intellectual Property" means all patents, patent applications, trade marks or service marks (whether registered or unregistered), trade mark or service mark applications, trade names, domain names and/or URL's, copyrights rights in designs and databases, rights in inventions and in computer software, licenses and computer software, owned or used by the Company.

          (b) All rights of ownership of, or material licenses to use, Intellectual Property held by the Company are listed on Schedule 2.14. There
                                                        -------------
are no Intellectual Property rights, other than those set forth on Schedule
                                                                   --------
2.14, necessary to or regularly used in, the conduct of the business of the
----
Company as presently conducted or presently in the process of development.

          (c)  Except as set forth on Schedule 2.14, all rights to Intellectual
                                     -------------
Property required to be listed in Schedule 2.14:
                                  --------------

               (i) have been duly registered, filed in, or issued by, the appropriate government office, or the corresponding offices of other countries identified on said schedule;

               (ii) have been properly maintained and renewed in accordance with all applicable laws and regulations in the United Kingdom and such foreign countries;

               (iii) in the case of copyrightable works of authorship, were developed and authored as original works of authorship either by full-time employees of the Company within the normal scope of their duties as works for hire, or by third persons as works for hire under an express written agreement so stating or under a written agreement expressly transferring and assigning all rights to the Company;

               (iv) in the case of patents or patent applications, have been duly assigned to the Company and such assignment(s) have been recorded in the appropriate government offices.

               (v) are owned exclusively by the Company, free and clear of any attachments, licenses, sub-licenses or Encumbrances, such that no other person has any right or interest in or license to use or right to license others to use any of the Intellectual Property;

               (vi) are freely transferable (except as otherwise required by law); and

               (vii) are not subject to any outstanding order, decree, judgment or stipulation.

          (d) All licenses and other agreements pursuant to which any item of Intellectual Property, as well as any computer software, is licensed or used by the Company are valid, binding and enforceable and there does not exist thereunder a default or event or condition which, after notice or lapse of time or both, would constitute a default by any party thereto.

          (e) No proceedings to which the Company is a party have been commenced which (i) challenge the rights of the Company in respect of the Intellectual Property listed on Schedule 2.14 or (ii) charge the Company with
                                -------------
infringement of any other person's rights in Intellectual Property and, to the knowledge of the Warrantors, no such proceeding to which the Company is not a party has been filed, nor are any such proceedings threatened to be filed.

          (f) The Company is not infringing upon any Intellectual Property rights of any other person and, to the knowledge of the Warrantors, none of the rights in Intellectual Property listed on Schedule 2.14 is being infringed by
                                          -------------
any other person.

          (g)  Except as set forth on Schedule 2.14, no director, officer or
                                      -------------
employee of the Company owns, directly or indirectly, in whole or in part, any Intellectual Property right which the Company has used, is presently using, or the use of which is reasonably necessary to its business as now conducted or presently contemplated to be conducted.

          (h) In addition to the Intellectual Property described above, the Company has the right to use, free and clear of any claims or rights of others, except claims or rights described in Schedule 2.14, all trade secrets, customer
                                     -------------
lists, and manufacturing and other secret processes and technologies (collectively "Trade Secrets") required for or used in the manufacture or marketing of all products formerly or presently produced by the Company, including products licensed from others. The Company has disclosed to Buyer all written documentation relating to its Trade Secrets and has adopted measures adequate to protect its Trade Secrets and has not disclosed its Trade Secrets to any third party except in the ordinary course of business and subject to confidentiality obligations. Copies of all forms of noncompetition, nonsolicitation, confidentiality, nondisclosure and related covenants and agreements to which the Company is a party or which benefit the Company are listed on Schedule 2.14 and all such agreements are valid, binding and
          -------------
enforceable against the parties thereto and there are no defaults or conditions which, after notice or lapse of time or both, would constitute a default by any party thereto. The Company is not using or in any way making use of any Trade Secrets of any third party, including without limitation, a former employer of any present or past employee of the Company.

          (i) As of the Closing and for the period of twelve (12) months prior to the Closing, all computer hardware, related computer peripherals, computer equipment, computer programs and other software and networks, whether embedded or otherwise (the "Business Information Technology"), used by the Company, operated so as to satisfactorily fulfill the business requirements of the Company during that period.

          (j) All Business Information Technology has adequate security, back-ups, duplication, hardware and software support and maintenance (including emergency cover and disaster recovery arrangements) and trained personnel to ensure that (1) breaches of security and virus infections are prevented in accordance with generally accepted good practice within the information technology industry; and (2) errors and breakdowns are kept to a minimum.

          (k) All Business Information Technology is subject to current maintenance and technical support contracts which are not capable of termination by either party within one year from the date of this agreement, and the Warrantors are not aware that any third party intends to cease supporting or maintaining the Business Information Technology as of the date of the Closing

          (l) All Business Information Technology is properly documented by written technical descriptions and manuals so as to enable the relevant systems to be used and operated by any reasonably qualified personnel.

          (m) The Company owns, free from Encumbrances and other third party rights, all Intellectual Property in:

          (i) the database which the Company maintains and which contains details of members of the association, known as "SFL membership association", set up by the Company ("the Database");

          (ii) the internet web-site which provides information about the Company's business at the date of this Agreement ("the Web-site");

          (iii) all software (including source code and object code) used or required to compile and/or set up, operate on-line, amend, update or maintain the Database and the Web-site excluding standard off-the-shelf software ("the Software");

          (iv) any domain names and/or URL's required for the Database and Web-site as currently operated and as listed in the two certificates dated 27 March 2000 attached as a part of Schedule 2.14;

and the Company is in possession of the source code and object code of the Software.

     2.15 Contracts and Commitments.
          -------------------------

          (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.15(a) hereto, the Company is not a party to or
                      -------------
subject to any contract, agreement or commitment (written or oral):

          (i) for the purchase of any commodity, material, equipment or asset, except contracts, agreements and purchase orders in the ordinary course of business involving payments of less than $5,000 each;

          (ii) creating any obligations of the Company after the Base Balance Sheet Date which call for payments of more than $7,500 during any month for agreements without a fixed term or more than $10,000 over the term of the agreement for agreements with a fixed term;

          (iii) providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

          (iv) which by its terms does not terminate or is not terminable without premium or penalty by the Company (or its successor or assign) upon ninety (90) days notice;

          (v) for the sale or lease of its products not made in the ordinary course of business;

          (vi)   with any sales agent or distributor of products of the Company;

          (vii) containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

          (viii) for a license or franchise (as licensor or licensee or franchisor or franchisee);

          (ix) involving any arrangement or obligation with respect to the return of inventory or merchandise other than on account of a defect in condition, or failure to conform to the applicable contract;

          (x)    with the government of the United Kingdom;

          (xi)   which is material to the assets or business of the Company;

          (xii) which was entered into otherwise than by way of bargain at arms length; or

          (xiii) which requires the allotment or issue of any shares, debentures or other securities of the Company now or at any time in the future; or

          (xiv)  which is terminable as a result of Closing.

          (b) Each of the contracts, commitments, plans, agreements and licenses to which the Company is a party, including the contract with The Prudential Assurance Company Limited dated 13 August 1999 and those other listed on Schedule 2.15(a) (each a "Contract") is valid, binding and enforceable
   ----------------
against the Company and, to the knowledge of the Warrantors, against the other parties thereto; the Company is in full compliance with all terms and conditions of each Contract; and, except as set forth on Schedule 2.15(b), no event has
                                              ----------------
occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a violation of or default under such Contract by the Company or by the other party or parties thereto, and the Company has neither given nor received notice of any alleged violation of or default under any such Contract.

          (c)  Except as set forth on Schedule 2.15(c), to the knowledge of
                                      ----------------
Warrantors, the Company is not a party to any Contract or order for the sale of goods or the performance of services which, if performed by the Company in accordance with its terms, could only be performed by the Company with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits therein provided.

          (d) Since 30 September 1999, the Company has not experienced any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer, nor has the Company received notice or otherwise has knowledge that any customer or supplier intends to cease, or materially reduce or change the terms of, doing business with the Company or to terminate any agreement with the Company where such action has had or would have a material adverse effect on the business of the Company.
Schedule 2.15(d) lists every material customer or supplier of the Company and
----------------
the amount of business with that customer. For purposes hereof, a supplier is material if during fiscal 1999, it accounted for more than five percent (5%) by value of the orders of the Company for purchase of all its raw materials and other products essential to its manufacturing processes for such year. A customer is material if it accounted for more than three percent (3%) by value of the orders of the Company in fiscal year 1999.

          (e) The total backlog of the Company (including all accepted and unfulfilled sales orders) is not materially less than the backlog amount set forth on Schedule 2.15(e), and the aggregate of all outstanding purchase orders
         ----------------
issued by the Company (including all contracts or commitments for the purchase by the Company of materials or other supplies) is not materially more than the purchase order amount set forth on such Schedule 2.15(e). All such sales and
                                        ----------------
purchase commitments were made in the ordinary course of business.

     2.16 Employees and Employee Relations.
          --------------------------------

          (a)  Except as shown on Schedule 2.16 hereto, there are no currently
                                  -------------
effective consulting or employment agreements or other agreements with individual consultants or employees to which the Company is a party or of which the Company is a beneficiary (including noncompetition covenants). Complete and accurate copies of all such written agreements are attached to Schedule 2.16. Also shown on Schedule 2.16 are the
                           -------------                -------------
name and rate of compensation (including all bonus compensation and other remunerative payments of any kind) of each officer, employee or agent of the Company.

          (b) There is not in existence any written or unwritten contract of employment with a director or an employee of the Company (or any contract for services with any person) which cannot be terminated by three (3) months notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

          (c) The Company has complied in all respects with all applicable Laws relating to the employment of labor, including without limitation all statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders and awards relevant to their terms and conditions of service or to the relations between it and its employees (or former employees, as the case may be) or any recognized trade union, staff association or other body representing its employees or any of them. The Company is not in breach of any covenant or other obligation relating to the employment, health or safety of staff at or conduct of the Company's business at any of the locations from which it operates.

          (d) No employee of the Company exceeds a 48 hour working week (as defined by the Working Time Regulations 1998) and where they do so a valid opt out agreement is in place and a copy of such is provided on Schedule 2.16.
                                                            -------------

          (e) No dispute has arisen within the last five (5) years between the Company and a material number or category of its employees (or any trade union or other body representing all or any of such employees) and there are no present circumstances which are likely to give rise to any such dispute.

          (f) There are no complaints, proceedings, investigations or charges against the Company pending or, to the knowledge of the Warrantors, threatened before any Government Authority, court or arbitrator by or on behalf of any employee or former employee of the Company.

          (g) The Company has paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. The Company does not have and will not have at Closing any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items not set forth on the Base Balance Sheet. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

          (h)  Except as set forth on Schedule 2.16, there has not been any
                                      -------------
citation, fine or penalty imposed or asserted against the Company under any foreign, domestic or local law on regulations relating to employment, immigration or occupational safety matters.

          (i) No senior employee of the Company intends to resign as a result of the acquisition of the Company Shares by the Buyer or other performance of the terms of this Agreement.

          (j) No contract of employment has been terminated by either the Company or any employee, without notice and that no repudiatory breach of contract has been committed by the Company or any employee which would entitle the other to terminate with or without notice.

     2.17 Environmental Matters.  The Company has complied in all material
          ---------------------
respects with all requirements imposed by any relevant environmental and health and safety laws and regulations insofar as these protect the environment and prevent contamination and has incurred no liability as a result of any breach of any such requirements which is attributable to the operations of the Company or the ownership or use of its assets. There are no circumstances likely to give rise to any such liability. The Company has taken all reasonable steps to prevent damage to the environment which could give rise to a third party claim or render any premises used or occupied by the Company unusable or subject to an order for decontamination or a similar procedure. The Company does not operate or lease nor has it owned, operated or leased any property that has used, generated, stored or disposed of any Hazardous Materials, nor to the knowledge of the Warrantors have there been any Hazardous Materials used, generated, stored or disposed of by any previous owner or any other third party on any property owned, operated or leased by the Company. "Hazardous Materials" includes hazardous waste, hazardous substances, toxic substances and related materials, including all materials and substances regulated by any environmental law, statute, rule, regulation or ordinance or any materials that may inhibit or restrict or make more costly any redevelopment of the properties owned or leased by the Company by reason of contamination or otherwise.

     2.18 Government Authorizations.  The Company holds all Government
          -------------------------
Authorizations which are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such Government Authorizations are listed on Schedule 2.18 hereto, together with the applicable
                             -------------
expiration date, and are now, and will be after the Closing, valid and in full force and effect, and Buyer shall have full benefit of the same, and no proceeding is pending, or to the knowledge of the Warrantors, threatened seeking the revocation or limitations of any Government Authorization.

     2.19 Warranty or Other Claims.
          ------------------------

          (a)  Except as set forth on Schedule 2.19, no Warrantor knows of any
                                      -------------
existing or threatened claims, or any facts upon which a claim is likely to be asserted against the Company for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against the Company for material renegotiation or price redetermination of any business transaction, and no Warrantor has knowledge of any facts upon which any such claim is likely to be asserted.

          (b) All products that were designed, manufactured or sold by the Company complied with applicable contracts, agreed product specifications, Laws and standards (whether Company, government or industry) and there are no defects in such products. Schedule 2.19 sets forth the Company's experience with returns
                  -------------
of products sold by the Company for fiscal year 1999 and for the portion of the current fiscal year (including claims or notices that products may or will be returned, whether by reason of alleged overshipments, defective merchandise or otherwise).

     2.20 Litigation. Except for matters described in Schedule 2.20 hereto,
          ----------                                  -------------
there is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of the Warrantors, threatened) against or otherwise involving the Company or any of the Company Shares or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company (in their capacities as such) and there are no outstanding Court Orders to which the Company is a party or by which any of its assets are bound, any of which (a) question this Agreement or any Ancillary Agreement or any action to be taken hereby or thereby or affect the transactions contemplated hereby, (b) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Company, or (c) will result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of the Company. No Warrantor has any reason to believe that any such action, suit, proceeding, investigation or arbitration proceeding may be brought against the Company.

     2.21 Borrowings and Guarantees. Except as shown on Schedule 2.21 hereto,
          -------------------------                     -------------
there are no agreements or undertakings pursuant to which the Company (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Except as shown on Schedule 2.21, the Company has not
                                              -------------
received any notice to repay under any agreement relating to any borrowing or indebtedness which is payable on demand. Complete and accurate copies of all such agreements have been delivered to Buyer and are attached to Schedule 2.21.
                                                                 -------------

     2.22 Financial Service Relations and Powers of Attorney. All of the
          --------------------------------------------------
arrangements which the Company has with any bank depository institution or other financial services entity, whether or not in the Company name, are completely and accurately described on Schedule 2.22 hereto, indicating with respect to
                            -------------
each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and person or persons authorized in respect thereof. The Company does not have any outstanding power of attorney.

     2.23 Insurance.
          ---------

          (a) The Company maintains (i) insurance on all of its property (including leased or owned) real or personal property that insures against loss or damage by fire or other casualty (including extended coverage) and (ii) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

          (b)  Schedule 2.23 contains a complete and correct list of all
               -------------
policies of insurance maintained by or on behalf of the Company (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. The policies listed on Schedule 2.23 are sufficient to enable the
                                 -------------
Company to comply with all requirements of Law and all agreements to which any of them is subject, (ii) and will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and (iii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 2.23 also
                                                            -------------
sets forth all other insurance policies in effect at any time during the period ended 31 July 2000, under which the Company may currently be entitled to give notice or otherwise assert a claim.

          (c) Except for amounts deductible under the policies of insurance described on Schedule 2.23 or with respect to risks assumed as a self-insurer
             -------------
and described on such Schedule, the Company is not, nor has the Company at any time been subject to any liability as a self-insurer of the business or assets of the Company.

          (d)  Except as set forth on Schedule 2.23, there are no claims pending
                                      -------------
under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms. Schedule 2.23 also sets forth
                                                  -------------
the insurance claims expenses of the company since 30 September 1999. No notice of cancellation or termination has been received with respect to any such policy and there is no basis upon which the insurance company would have the right to terminate any such policy during the policy term and no notice relating to non-renewal reduction of coverage or increase in premium has been received by the company with respect to any such policy. The Company has not been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. No Warrantor has knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by the Company.

          (e)  Except as set forth on Schedule 2.23, the Company has no current
                                      -------------
or prior insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

          (f)  All premiums due on all insurance policies have been paid.

     2.24 Minute Books. The statutory books and stock records of the Company
          ------------
accurately record all action taken by the shareholders, board of directors and committees thereof of the Company and all issuances and transfers of capital stock of the Company. Complete and accurate copies of all statutory books and stock records of the Company have been delivered to or made available for inspection by Buyer.

     2.25 Finder's Fee. None of the Warrantors has incurred or become liable
          ------------
for any
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     2.26 Transactions with Interested Persons. Except as set forth on Schedule
          ------------------------------------                         --------
2.26, no officer, supervisory employee, director or stockholder of the Company,
----
or any Warrantor, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any organization which has a contract or arrangement (written or oral) with the Company, or (ii) has any contract or agreement (written or oral) with the Company, and all such agreements are on arms-length terms.

     2.27 Absence of Sensitive Payments. The Company has not, nor to the
          -----------------------------
knowledge of the Warrantors, have any of the Company's directors, officers, agents, stockholders or employees or any other person associated with or acting on behalf of the Company:

          (a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic) or prohibited by the policy of the Company or of any of its suppliers or customers;

          (b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

          (c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable Law.

     2.28 Copies of Documents. Complete and correct copies of any underlying
          -------------------
documents listed or described in this Article 2 or any Schedules delivered pursuant to this Article, together with all amendments, renewals and modifications related thereto have been delivered to Buyer.

     2.29 Disclosure of Material Information. Neither this Agreement nor any
          ----------------------------------
Ancillary Agreement, the financial statements (including the footnotes thereto), any Schedule, any exhibit, document or certificate delivered by or on behalf of the Warrantors pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact which materially adversely affects the business or condition (financial or otherwise), properties or operations of the Company which has not been set forth herein.

     2.30 Pensions.
          --------

          (a) Other than the Sports Fitness & Leisure Pension Scheme (the "Scheme"),
there are no schemes, agreements, arrangements, customs or practices (whether legally enforceable or not) in operation for the payment of or contributions towards any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of the employees or directors or former employees or former directors of the Company (collectively the "Employees") or for the benefit of dependants of any such Employees nor has any proposal to establish any such scheme, agreement or arrangement been announced. Full details of the Scheme are attached at Schedule
                                                                       --------
2.30, including copies of all trust deeds and rules governing or relating to the
----
Scheme, copies of all booklets, announcements and other explanatory literature issued to the Employees in relation to the Scheme, and copies of letters or other documents relating to arrangements for individual members or groups of members.

          (b) Except as disclosed in relation to the Scheme, the Company is under no obligation to pay, provide, procure the provision of, or contribute towards any relevant benefit within the meaning of the Income and Corporation Taxes Act 1988 for or in respect of the Employees.

          (c) No undertakings or assurances have been given to any Employee as to the continuance or introduction or increase or improvement of any pension benefits, rights or entitlements which the Buyer would be required to implement in accordance with good industrial relations practice whether or not there is any legal obligation to do so.

          (d) No discretion or power has been or will be exercised under the Scheme to:

               (i)   augment benefits in respect of any of the Employees;

               (ii) admit to membership an Employee who would not otherwise have been eligible for admission to membership of the Scheme;

               (iii) provide in respect of a member who is an Employee a benefit which would not otherwise be provided under the Scheme in respect of such member; or

               (iv) pay a contribution to the Scheme in respect of an Employee which would not otherwise have been paid.

          (e) Any benefits (other than a refund of contributions or the repayment of a member's money purchase fund value) payable under the Scheme on the death of an Employee or during periods of sickness or disability of such a member are fully insured under a policy effected with an insurance company of good repute and each such member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid.

          (f) There has been no breach of the trusts of the Scheme and there are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against the trustees or administrator of the Scheme or against the Company in respect of any act, event, omission or other matter arising out of or in connection with the Scheme and all liabilities in respect of any costs, fees and expenses in relation to the Scheme (whether or not already invoiced) will have been met by Closing.

          (g) No report has been made to the Occupational Pensions Regulatory Authority by the Scheme's actuary or auditors or by any other party in relation to the Scheme.

          (h) No complaint or dispute has been made or referred to the Pensions Ombudsman in relation to the Scheme.

          (i) All contributions due to be paid to or in respect of the Scheme by the Company and by any Employees, all insurance premiums due in respect of the Scheme and all fees and expenses in relation to the Scheme have been duly paid.

          (j) The Scheme is a money purchase scheme (as defined in section 181(1) Pension Schemes Act 1993) and the benefits payable under the Scheme whether immediate, prospective or contingent, are solely the benefits which can be provided by the funds available for each member under the Scheme.

          (k) The Scheme is approved by the Commissioners of Inland Revenue as an exempt approved scheme for the purposes of Part I Chapter XIV ICTA 1988 and there are no circumstances which might give the Inland Revenue reason to withdraw such approval.

          (l) The records of the Scheme have been properly, fully and accurately maintained.

          (m) The Scheme has been operated at all times since its establishment in accordance with the provisions of the Treaty of Rome and of section 62 of the Pensions Act 1995 (or their replacements from time to time) and the requirements of any other legislation regarding the provision of equal benefits for men and women, and no adverse alteration has been made to benefits already accrued at the date when changes designed to equalize benefits were announced or implemented.

          (n) All transfer payments (if any) received or to be received into the Scheme in relation to pensionable service after 16 May 1990 have been calculated on the basis that all benefits are fully equalized as between male and female members for the purposes of Article 119 of the Treaty of Rome and of section 62 of the Pensions Act 1995 (or their replacements from time to time).

          (o) The Scheme does not and has not at any time excluded Employees from eligibility for membership on the grounds of specified hours of work or of being part-time employees.

          (p) The Scheme has been administered in accordance with the preservation requirements within the meaning of section 69 Pension Schemes Act 1993, the requirements of the Pensions Act 1995 and subject thereto in accordance with the trusts powers and provisions of the Scheme and overriding legislation.

          (q) Other than the Company, no company or other person has at any time acceded to, participated in or paid contributions to the Scheme as a Participating Employer (as defined for the purposes of the documentation governing the Scheme).

          (t) As far as the Warrantors are aware, there are no matters in respect of which the trustees of the Scheme may seek indemnification from the Company in relation to the Scheme.

     2.31 Insolvency. No order has been made, petition presented or meeting
          ----------
convened for the purpose of considering a resolution for the winding up of the Company or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to the Company, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of the Company. No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.

     2.32 Data Protection.
          ---------------

          (a) The Company has registered or applied to register itself under the Data Protection Act 1998 in respect of all registrable personal data held by it, and all due and requisite fees in respect of such registrations have been paid.

          (b) The details contained in such registrations or applications are correct, proper and suitable for the purpose(s) for which the Company holds or uses the personal data which are the subject of them, and the contents of all such registrations or applications have been made available to the Buyer.

          (c) All personal data held by the Company has been held in accordance with the data protection principles and there has been no unauthorized disclosure of such personal data.

          (d) There are no outstanding enforcement, deregistration or transfer prohibition notices or any other nature of notice under the Data Protection Act 1998 currently outstanding against the Company, nor is there any outstanding appeal against such notices. The

Warrantors are not aware of any circumstances which may give rise to the giving of any such notices to the Company.

          (e) There are no unsatisfied requests to the Company made by data subjects in respect of personal data held by the Company, nor any outstanding applications for rectification or erasure of personal data.

          (f) There are no outstanding claims for compensation for inaccuracy, loss or unauthorized disclosure of personal data nor is any personal data held by the Company inaccurate, nor has the Company lost or made any unauthorized disclosure of any such data.

          (g) Without prejudice to the specific provisions of Clause 2.33, the Company and its employees have complied in all respects with the requirements of the Data Protection Act 1998.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each of the Sellers hereby severally represents and warrants to Buyer as follows:

     3.1  Stock Ownership
          ---------------

     Each Seller (other than Fortress Management Services Ltd. ("Fortress")) is the sole legal and beneficial owner of the number and type of Company Shares set forth next to his name on Exhibit A hereto and is in possession of the
                          ---------
certificates evidencing such ownership. Fortress is the sole legal owner of the number and type of Company Shares set forth opposite its name on Exhibit A
                                                                 ---------
hereto, has sole power to dispose of such Company Shares and is in possession of the certificates evidencing such ownership. Except as set forth on said Exhibit
                                                                        -------
A, no Seller legally or beneficially owns any other shares of capital stock of
-
the Company, or any rights, options, or warrants with respect thereto. The Company Shares to be delivered by Sellers to Buyer pursuant to this Agreement will be, when delivered, duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all of any mortgage, charge (fixed or floating), pledge, lien, option, restriction, right of preemption, assignment by way of security, reservation of title, trust, set-off, claim, third party interest or right (legal or equitable) or other encumbrance or security interest of any kind however created or arising and any other agreement or arrangement (including a sale and repurchase arrangement) having a similar effect (the "Encumbrances").

     3.2  Securities Representations.
          ---------------------------

          (a) Each Seller has such knowledge and experience in financial and business matters that it is capable of evaluating and has evaluated and understands the merits and risks of its acquisition of the Buyer Common Stock. Each Seller understands that the Buyer Common Stock have not been registered under the Securities Act by reason of a specific exemption thereunder which depends among other things on its investment intent and the representations made in this

Agreement. Each Seller is receiving the Buyer Common Stock for its own account for investment and not with a view towards or for sale in connection with any distribution thereof, or with any present intention of distributing or otherwise transferring the Buyer Common Stock. Each Seller agrees that the Buyer Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, unless an exemption from such registration is available under the Securities Act, and state securities or blue sky laws to the extent applicable. Each Seller confirms that the Buyer has made available to the Company the opportunity to ask questions of a representative of the Buyer and to acquire additional information about the Buyer's business, including, but not limited to, its financial condition (to the extent the Buyer and its officers and management employees possessed such information or could acquire it without reasonable effort or expense), necessary to verify the accuracy of any information furnished to it or to which it had access and all such questions have been answered to its complete satisfaction and it does not need or require any additional information concerning the Buyer or the Buyer Common Stock.

          (b) Each Seller is not a "US person" as defined in Regulation S under the Securities Act.

          (c) Each Seller has received no oral representations or warranties on which it is relying in connection with its acquisition of the Buyer Common Stock and is in no way relying on any general solicitation or general advertising in connection with its acquisition of the Buyer Common Stock.

          (d) Each Seller understand that no governmental entity has made any determination as to the fairness of the offering of the Buyer Common Stock for investment or any recommendation or endorsement of the Buyer Common Stock.

     3.3  Purchaser Representative.  Each of the Sellers hereby acknowledges and
          -------------------------
consents to the appointment of Roger Bennett (the "Purchaser Representative") to act as its purchaser representative in connection with evaluating the merits and risks of the transactions contemplated by this Agreement. Each of the Sellers acknowledges that he or it has spoken with the Purchaser Representative and has had the opportunity to ask questions of the Purchaser Representative regarding this Agreement and the transactions contemplated hereby.


ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER.
---------   ----------------------------------------

   Buyer hereby represents and warrants to each of Sellers as follows:

     4.1  Authorization of Transaction.  All necessary action, corporate or
          ----------------------------
otherwise, has been taken by Buyer to authorize the execution, delivery and performance of this Agreement, and the Agreement is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     4.2  No Conflict of Transaction With Obligations and Laws.
          ----------------------------------------------------

          (a) Neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will:
(i) constitute a breach or violation of the Buyer's Charter or bylaws; (ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than a governmental agency described in paragraph (b) below; or (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any debt instrument to which Buyer is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any material right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreements, instrument or obligation to which the Company is a party or by which it or its assets are bound; or (v) result in a violation of any Law or Court Order applicable Buyer or its business or assets.

          (b) the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice by Buyer to any governmental authority.

     4.3  SEC Filings.  The Buyer has previously delivered to the Company copies
          ------------
of (i) its Form 10-K for the fiscal year ended December 31, 1999, (ii) its Form 10-Q for the three (3) months period ended March 31, 2000, and (iii) all Form 8-Ks filed with the SEC after March 31, 2000 and prior to the date of this Agreement. Each such filing was timely filed with the US Securities and Exchange Commission (the "SEC"), and did not contain any misstatement of material fact or an omission of a material fact required to be stated therein necessary to make the statements therein not misleading as of the time such document was filed. The Buyer has filed all documents required to be filed with the SEC. As of their respective dates, such reports complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended.


ARTICLE 5.  COVENANTS OF THE COMPANY AND THE WARRANTORS.
---------   -------------------------------------------

     The Warrantors hereby covenant and agree with the Buyer as follows:

     5.1  Conduct of Business.  Between the date of this Agreement and the
          -------------------
Closing, the Company will do the following unless Buyer shall otherwise consent in writing:

          (a) conduct its business only in the ordinary course of business consistent with past practice and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

          (b) except with respect to the sale of inventory in the ordinary course of business, refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $7,500 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

          (c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

          (d) refrain from entering into any material agreement or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim;

          (e) maintain its equipment and other assets in good working condition and repair according to the standards that it maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (f) refrain from making any change or incurring any obligation to make a change in its Charter or bylaws or its authorized or issued capital stock or any other of its securities, including warrants and options;

          (g) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of the Company;

          (h) refrain from entering into any employment contract (other than as may be contemplated by this Agreement) or making any change in the compensation payable or to become payable to any of its officers, employees or agents except that the Company shall pay or accrue for bonuses to its employees on account of the Company's performance in fiscal 2000 consistent with past practices;

          (i) refrain from instituting, terminating, changing or making any representations, either oral or written, to increase or change any benefit plan or adopting any new employee benefit plan or program;

          (j) withhold or remit with respect to all employees all employment taxes and National Insurance contributions;

          (k) refrain from making any change in accounting methods or practices;

          (l) refrain from prepaying any loans from its stockholders, officers or directors (if any) or making any change in its borrowing arrangements;

          (m) refrain from merging, consolidating or reorganizing with, or acquiring, any entity;

          (n) use its best efforts to prevent any change with respect to its banking arrangements;

          (o) use its best efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

          (p) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 2.23 or
                                                       -------------
equivalent insurance with any substitute insurers approved by Buyer;

          (q) perform all of its obligations under all contracts and other agreements relating to the Company, including the discharge of all accounts payable of the Company according to the terms and conditions of all invoices therefore, except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefore being set aside on the books of the Company;

          (r) maintain true, correct and complete books of accounts and records relating to the business of the Company;

          (s) comply in all respects with all Laws applicable to the conduct of the Company's business or its properties or assets;

          (t) promptly upon its knowledge thereof, advise Buyer in writing of the termination or resignation of any key employee and the circumstances therefore;

          (u) refrain from entering into any contract or commitment providing for payments in excess of $15,000 in any fiscal year, except in the ordinary course of business after consultation with Buyer;

          (v) pay all taxes, assessments, governmental charges or levies imposed upon it or its income, profits or assets, or otherwise required to be paid by it, nor fail to pay when due any liability or charge that if, unpaid, might become an Encumbrance upon any of the Company's assets;

          (w)  promptly upon its knowledge thereof, advise Buyer in writing of
(i) any material adverse change in the financial condition or operations of the business of the Company; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been or required to have been disclosed on any Schedule, delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof; and

          (x) not take or permit to be taken any action that is represented or warranted in Section 2.9 not to have been taken since 30 September 1999 unless inconsistent with the provisions of this Section 5.1.

     5.2  Access to Information.  From and after the date hereof, at reasonable
          ---------------------
times and upon reasonable notice to the Company, Buyer shall be entitled, through its employees, advisors and representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Company and the business of the Company and, to make such examination of the books, records and financial condition of the Company and the business of the Company, as Buyer reasonably requests. No investigation by Buyer shall diminish, obviate or constitute a waiver of, the enforcement of any of the representations, warranties, covenants or agreements of the Warrantors under this Agreement or any of the Ancillary Agreements. The Sellers shall furnish the representatives of Buyer during the Due Diligence Period with all information and copies of documents concerning the affairs of the business of the Company as such representatives may reasonably request and shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of Sellers to cooperate fully with such representatives in connection with such review and examination and shall make full disclosure to Buyer of all material facts affecting the financial condition and business operations of the Company.

     5.3  Governmental Permits and Approvals; Consents. The Warrantors shall use
          --------------------------------------------
their best efforts (with the reasonable assistance of Buyer to the extent required to obtain such approvals) to obtain promptly (i) all permits and approvals from any governmental or regulatory body required to be obtained by the Company for the lawful consummation of the Closing, (ii) the consents set forth or required to be set forth on Schedule 2.6 and (iii) appropriate estoppel
                                     ------------
representation letters in form and substance reasonably satisfactory to Buyer from the lessors of the Real Property.

     5.4  Assignment of Contracts. To the extent that the sale of the Company
          -----------------------
Shares constitute an assignment under the terms of any contracts to which the Company is a party (including the leases for real property) or Governmental Authorizations which requires the consent of another party, the Warrantors agree to use their best efforts (with the reasonable assistance of the Buyer to the extent necessary to obtain such consents) to obtain the consent of such other party to an assignment in all cases in which consent is required.

     5.5  Maintenance of Government Authorizations.  The Warrantors shall at all
          ----------------------------------------
times prior to the Closing Date cause the Company to preserve and maintain each of the Government Authorizations free and clear of all Encumbrances. The Warrantors shall not take any action or permit the Company to take any action which would cause any governmental or regulatory body to institute proceedings regarding any of the Government Authorizations or take any other action which would result in the Company being in noncompliance in any material respect with the requirements of any governmental or regulatory body having jurisdiction thereof.

     5.6  Collection of Receivables.  Between the date hereof and the Closing
          -------------------------
Date, the Company will use prudent practices in collection procedures in order to collect the Receivables so as not to jeopardize Buyer's future customer relations.

     5.7  Risk of Loss.  Legal title and risk of loss with respect to the assets
          ------------
of the Company and the Company Shares shall not pass to Buyer until the Company Shares are transferred at Closing. Prior to the Closing Date, if any of the assets of the Company are destroyed or damages by fire or other casualty, Buyer may, at its option, if the amount of such destruction or damage is in excess of $50,000, terminate this Agreement. In the event that Buyer elects not to terminate this Agreement, the amount of any insurance proceeds shall not be taken into account in connection with the determination of any adjustment to the Purchase Price.

     5.8  Employee/Employee Compensation.  The Warrantors agree that before the
          ------------------------------
Closing Date they will have caused the Company to discharge when due all compensation and benefits to any employee under all pay and compensation practices applicable to the business of the Company and under any employment agreements payable in the ordinary course of business.

     5.9  Breach of Representations and Warranties.  Promptly upon the
          ----------------------------------------
occurrence of, or promptly upon any Warrantor becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to the Warrantors prior to the date hereof, of any of the representations and warranties of the Warrantors contained in or referred to in this Agreement, such person shall give detailed written notice thereof to Buyer and the Warrantors shall use their best efforts to prevent or promptly remedy the same.

     5.10 Consummation of Agreement.  Each of the Warrantors shall use his or
          -------------------------
its best efforts to perform and fulfill, and to cause the Company to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, each of the Warrantors will obtain all necessary authorizations or approvals including the stockholders and Board of Directors of the Company. From the date hereof until the termination of this Agreement, no Warrantor will discuss or negotiate with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of the Company's business, assets or capital stock.


ARTICLE 6. CONDITIONS TO OBLIGATIONS OF BUYER.
--------- -----------------------------------

     The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 5 will have been accomplished.

     6.1  Due Diligence Review.  Buyer shall have completed a review of the
          --------------------
assets and business of the Company which is satisfactory to the Buyer in its sole discretion in all respects.

     6.2  Repayment of Certain Loans.  The Company's indebtedness to any party
          --------------------------
described on Schedule 2.21 hereof in the amount outstanding on the Closing Date,
             -------------
together with any prepayment premiums or penalties, shall be satisfied in full by the Sellers out of the Purchase Price payable to them at the Closing and any related Encumbrances on the assets or business of the Company shall be released.

     6.3  Representations; Warrantees; Covenants. Each of the representations
          --------------------------------------
and warranties of the Warrantors and the Sellers contained in Articles 2 and 4 shall be true and correct as though made on and as of the Closing Date and the Warrantors shall, on or before the Closing have performed all of their obligations hereunder which by the terms hereof are to be performed by them on or before the Closing. Each Seller shall have delivered to Buyer a certificate dated as of the Closing to the foregoing effect.

     6.4  Resignations of Officers and Directors.  Seller shall have delivered
          --------------------------------------
to Buyer, at Closing, a complete and correct list of all of the officers and directors of the Company and Buyer shall have received the written resignations of such of the officers, directors of the Company as Buyer shall have designated, which resignations will be effective no later than the Closing.

     6.5  Releases.  Buyer shall have received from each of the officers,
          --------
directors and stockholders of the Company the release contemplated by Section 1.3(c) hereof.

     6.6  Employment Agreements. Richard Nichols shall have executed and
          ---------------------
delivered to Buyer an Employment Agreement having substantially the terms and conditions of Exhibits D (the "Employment Agreement").
              ----------

     6.7  Absence of Certain Litigation.  There shall not be any (a) injunction,
          -----------------------------
restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

     6.8  No Bankruptcy.  The Company shall not (i) have commenced a voluntary
          -------------
case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors, or (ii) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property or (iii) have an attachment placed on all or a significant portion of its assets.


ARTICLE 7.  CONDITIONS TO OBLIGATIONS OF THE SELLERS.
----------  -----------------------------------------

     The obligations of the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 7 will have been accomplished.

     7.1  Representations; Warrantees. Each of the representations and
          ---------------------------
warranties of Buyer contained in Article 4 shall be true and correct as though made on and as of the Closing Date, and Buyer shall have delivered to Sellers a certificate of Buyer dated as of the Closing to the foregoing effect.

     7.2  Covenants. Buyer shall, on or before the Closing have performed all of
          ---------
its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing. Buyer shall have delivered to Sellers a certificate of Buyer dated as of the Closing to the foregoing effect.

     7.3  Reservation of Shares.  Buyer shall have delivered to the Sellers a
          ---------------------
copy of the resolution of the board of directors of Buyer reserving 107,700 shares of Buyer Common Stock as described in Section 1.1(b).


ARTICLE 8.  INDEMNIFICATION.
---------   ----------------


     8.1  Definitions.  For purposes of this Article 8:
          ------------

          "Losses" means all losses, damages (including, without limitation, punitive and consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

          "Buyer's Indemnified Persons" means the Buyer, its parent, subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders and agents, the Company after the Closing, and any person serving as a director, officer, employee or agent of the Company at Buyer's request after the Closing.

          "Indemnified Person" means any person entitled to be indemnified under this

Article 8.

          "Indemnifying Person" means any person obligated to indemnify another person under this Article 8.

          "Sellers' Indemnified Persons" means each of the Sellers.

          "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

     8.2  Indemnification by the Sellers and Nichols.
          ------------------------------------------

          (a) Subject to the limitations in paragraph (b) below, each of the Sellers and Nichols, jointly and severally agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

               (i) resulting from or arising out of any breach of any of the representations or warranties made by the Warrantors in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing; provided that, for the purpose of this Section 8.2, any qualification of such representations and warranties by reference to the materiality of matters stated therein, and any limitations of such representations and warranties as being "to the knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof;

               (ii) resulting from or arising out of any breach of any covenant or agreement made by the Company, the Sellers or Nichols or any of them in or pursuant to this Agreement;

               (iii) in respect of any liability or obligation of the Company which Nichols or any Seller has expressly assumed or for which any Seller has expressly agreed to be responsible;

               (iv) resulting from or arising out of any liability, payment or obligation arising out of any litigation or similar matter required to be described on Schedule 2.20, except to the extent of reserves with respect
             -------------
thereto on the Base Balance Sheet;

               (v) resulting from or arising out of the intentional misrepresentation or breach of warranty of any of the Warrantors or any intentional failure of any Warrantor to perform or comply with any covenant or agreement of the Company or any Warrantor, respectively;

               (vi) resulting from or arising out of any liability, payment or obligation in respect of any taxes owing by the Company, Sellers or Buyer, as successor to the Company, of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, up to an including the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet and except as otherwise contemplated by
Section 2.8 hereof; or

               (vii) resulting from or arising out of any Third Party Action (including a binding arbitration or an audit by any taxing authority), that it is instituted or threatened against any of Buyer's Indemnified Persons.

          (b) The right to indemnification under paragraph (a) is subject to the following limitations:

          (c) The Warrantors shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Sellers asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                      (A) for claims against the Sellers, a period of one year from the Closing Date;

                      (B) for claims against the Company or Nichols other than related to Section 2.10, a period of three years; and

                      (C)  for claims against the Company or Nichols related to
                      Section 2.10, a period of seven years.

               (ii) Indemnification for claims under paragraph (a) above shall be payable by Sellers or Nichols only if the aggregate amount of all Losses hereunder by Buyer's Indemnified Persons shall exceed (Pounds)1,000 (the "Basket"), at which point Sellers and Nichols shall be responsible for all Losses, including the Basket. Each of the Seller's aggregate liability for indemnification hereunder shall not exceed the Purchase Price received by such Seller. Any claim against such Seller shall be satisfied in shares of Buyer Common Stock and cash in the same proportion as such shares of Buyer Common Stock and cash form the aggregate Purchase Price received by such Seller. For purposes of calculating such proportion and settling such claims, the parties hereto agree that each share of Buyer Common Stock shall be deemed valued at $3.25 per share, as adjusted for any stock splits, dividends or consolidations.

               (iii) The gross amount with respect to a claim for indemnification for which the Sellers and Nichols may be liable to a Buyer's Indemnified Person pursuant to this Article 8 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable Loss.

     8.3  Indemnification by Buyer.
          ------------------------

          (a) Subject to the limitations in paragraph (b) below, from and after the Closing Date, Buyer shall indemnify and hold harmless Sellers' Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them:

               (i) resulting from or arising out of any breach of any of the representations or warranties made by Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

               (ii) resulting from or arising out of any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or

               (iii)  resulting from or arising out of Buyer's fraud.

          (b) Buyer shall have no liability under paragraph (a) above unless a Sellers' Indemnified Person gives written notice to Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

               (i)    for claims under clause (i) of paragraph (a) above, three
(3) years from the Closing Date; and

               (ii) for claims under clause (ii) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations as it may be extended.

     8.4  Defense of Third Party Actions.
          ------------------------------

          (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 8.

          (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

          (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

          (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

          (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

          (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

     8.5  Miscellaneous.
          -------------

          (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 8.2(a) and Sellers' Indemnified Persons shall be entitled to indemnification under Section 8.3(a), regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person unless expressly disclosed on each particular Schedule requiring such disclosure.

          (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

          (c) Buyer may, at its option, recover any amount owing by the Sellers or Nichols for indemnification hereunder by setoff against any amounts that may otherwise be due from the Buyer or the Company to the Sellers or Nichols, or any of them, whether hereunder or otherwise; provided that Buyer shall not be required to recover such claims in such manner and may proceed against the Indemnified Party at any time or times for recovery of indemnification claims.

     8.6  Payment of Indemnification.   Claims for indemnification under this
          --------------------------
Article 8
shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person.


ARTICLE 9.  TERMINATION OF AGREEMENT.
------------------------------------

     9.1   Termination.  At any time prior to the Closing, this Agreement may be
           -----------
terminated (a) by mutual consent of the parties, (b) by either side if there has been a material misrepresentation, breach of warranty or breach of covenant by the other side in its representations, warranties and covenants set forth herein, (c) by Buyer if the conditions stated in Article 6 have not been satisfied at or prior to the Closing, (d) by the Sellers if the conditions stated in Article 7 have not been satisfied at or prior to the Closing, or (e) if the Closing shall not have occurred and the transactions contemplated hereby consummated by 31 August 2000 provided that the right to terminate under this clause (e) shall not be available to any parties whose breach has been the cause of such failure to close.

     9.2   Effect of Termination. If this Agreement shall be terminated as above
           ---------------------
provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to a nonbreaching party for its damages. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party). Notwithstanding such termination, the provisions of Article 8 and Sections 10.5, 10.6, 10.10 and 10.12 shall survive the termination of this Agreement.

     9.3   Right to Proceed. Anything in this Agreement to the contrary
           ----------------
notwithstanding, if any of the conditions specified in Article 6 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the Warrantors and Buyer shall have the right to obtain and order such specific performance in any of the Courts in the United States or any state or political subdivision thereof. If any of the conditions specified in Article 6 hereof have not been satisfied, Sellers shall have the right to proceed with the transactions contemplated hereby without waiving their rights hereunder.


ARTICLE 10.  MISCELLANEOUS.
--------------------------

     10.1  Survival of Warranties.  All representations, warranties, agreements,
           ----------------------
covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article 9 and shall be further actionable subject to the limitations set forth therein, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

     10.2  Fees and Expenses.  Each of the parties will bear its own expenses in
           -----------------
connection
with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Warrantors relating in any way to the purchase and sale of stock hereunder shall be included in any account of the Company as of the Closing or shall be charged to or paid by Buyer.

     10.3  Notices.  All notices, requests, demands and other communications
           -------
required or permitted to be given (i) hereunder by any party hereto shall be in writing and shall be deemed to have been duly given when received if delivered personally, or (ii) on the business day following the business day sent if sent by prepaid overnight receipted courier if sent domestically, or (iii) on the third business day following the day sent if sent by prepaid overnight receipted courier if sent internationally, or (iv) when receipt telephonically acknowledged if sent by telecopier transmission on a business day or, if not a business day, on the next following business day, or (v) when answered back if sent by telex, if on a business day, or if not a business day, or the next following business day, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     If to the Sellers or Nichols or, prior to the Closing, to the Company, to:


     Richard Nichols
     Hawkers Hill Farm
     Knapp Lane
     Ampfield
     Romsey  SO51 9BT

     Tel: (44) (0) 1794 368924
     Fax: (44) (0) 1794 367617

     If to the Buyer, to:

     E-commerce Group Inc.
     Suite 401
     302 Regent Street
     London W1R 6HH

     Tel: (44) (0) 207-436-4068
     Fax: (44) (0) 207-436-4069

     with a copy to:

     Colin H. Buckley
     Brown, Rudnick, Freed & Gesmer
     Stanmore House
     29-30 St James's Street

     London SW1A 1HB

     Tel: (44) (0) 207-925-1888
     Fax: (44) (0) 207-925-0088

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

     10.4  Publicity and Disclosures.  Except as may be otherwise required for
           -------------------------
compliance with applicable stock exchange rules or securities laws, neither Buyer nor the Company shall issue or approve any news release or other public announcement concerning this Agreement (or any schedules or exhibits hereto) prior to the Closing without the prior written approval of the other. Subsequent to the Closing, Buyer and Sellers may issue any news release, public announcement or published information or documents it deem necessary or desirable.

     10.5  Confidentiality.  The parties agree that they will keep confidential
           ---------------
and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the Company or Buyer in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or reveal the financial or other terms and conditions of this Agreement unless such information is or hereafter becomes public information through means other than a default hereof by such party or is required to be disclosed by applicable law, including applicable securities laws or stock exchange rules or regulations. The obligations of this Section 8.5 shall survive any termination of this Agreement.

     10.6  Time Period. The parties acknowledge that time is of the essence with
           -----------
respect to the fulfillment of the respective obligations of the parties hereto and the Closing of the Transaction as contemplated by this Agreement.

     10.7  Entire Agreement. This Agreement (including all exhibits or schedules
           ----------------
appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

     10.8  Severability.  The invalidity or unenforceability of any provision of
           ------------
this Agreement shall not affect the validity or enforceability of any other provision hereof.

     10.9  Assignability.  This Agreement may not be assigned otherwise than by
           -------------
operation of law (a) by Buyer without the prior written consent of Sellers or
(b) by Sellers without the prior written consent of Buyer. However, any or all rights of Buyer to receive performance (but not the obligations of Buyer to Sellers hereunder) and rights to assert claims against Sellers in respect of breaches of representations, warranties or covenants of Sellers hereunder, may be assigned by

Buyer to (i) any direct or indirect subsidiary, parent or other affiliate of Buyer, or (ii) any person or entity extending credit to Buyer to finance the purchase price, but any assignee of such rights under clause (i) or clause (ii) shall take such rights subject to any defenses, counterclaims and rights of setoff to which Sellers might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     10.10  Amendment. This Agreement may be amended only by a written agreement
            ---------
executed by Buyer and the Sellers, acting jointly, as attorney-in-fact for the Sellers.

     10.11  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Nevada (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the State of Nevada.

     10.12  Remedies.  The parties hereto acknowledge that the remedy at law for
            --------
any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, Sellers shall waive the defense that there is an adequate remedy at law. Sellers acknowledge that the Company Shares are unique and cannot be obtained on the open market. Without limiting any remedies Buyer may otherwise have hereunder or under applicable law, in the event Sellers refuse to perform their obligations under this Agreement, Buyer shall have, in addition to any other rights at law or equity, the right to specific performance.

     10.13  Counterparts. This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     10.14  Effect of Table of Contents and Headings. Any table of contents,
            ----------------------------------------
title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

     10.15  Legend.  Certificates representing the Buyer Shares to be delivered
            -------
to the Sellers shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

10.16.  "Piggy-Back" Registrations.
        --------------------------

        (a) If at any time the Buyer shall determine to register under the Securities Act any of its securities, other than an Excluded Registration, it shall send to each Seller written notice of such determination. If within 10 days after receipt of such notice, such Seller shall so request in writing, the Buyer will, subject to the limits of this Section 10.16, use its best efforts to include in such Registration Statement all or any part of the shares of Buyer Common Stock such Seller requests to be registered therein. However, if, in connection with any offering involving an underwriting of Common Stock to be issued by the Buyer, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental ("piggy back") right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right then the Buyer shall be obligated to include in such registration statement only the amount as determined in good faith by the managing underwriters to be registered in such offering.

        (b) The rights granted by the Buyer under this Section 10.16 shall terminate on the fifth anniversary of the Closing. The registration rights of the Sellers set forth in this Section 10.16 shall not apply to any Excluded Registration. The registration rights of the Sellers under this Section 10.16 shall expire and terminate at any time after the Buyer has effected three incidental registrations for the benefit of the Sellers hereunder.

        (c) "Excluded Registration" means a registration under the Securities Act of shares issued solely in connection with any acquisition of any entity or business, shares issuable solely upon the exercise of stock options, or shares issuable solely pursuant to employee benefit plans, including Registration Statements on Form S-4, S-8 or any successor form

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.


E-COMMERCE GROUP INC


By: _____________________

    Tony Arnold
    Chief Executive Officer

SPORTS FITNESS & LEISURE LTD


By:  _____________________

     Name:
     Title:



FORTRESS MANAGEMENT SERVICES LTD


By:  _____________________

     Roger Bennett
     Managing Director



L G MULTIMEDIA SERVICES LTD


By:  _____________________

     Roger Bennett
     Managing Director



     _____________________

     Brian Philip Ridsdale



     _____________________

     Paul Bagshawe



     ____________________

     Michael Withers



     ____________________

     Paul Callus



     ____________________

     Richard Nichols

                       STOCK FOR CASH PURCHASE AGREEMENT
                       ---------------------------------

                        List of Schedules and Exhibits
                        ------------------------------


Exhibit A           List of Sellers and Ownership
Exhibit B           Form of Tax Covenant
Exhibit C           Form of Resignation
Exhibit D           Form of Employment Agreement

Schedule 2.1        Organization and Qualification of Company
Schedule 2.2        Capitalization of Company; Title to Stock
Schedule 2.3        Subsidiaries

Schedule 2.5        Present Compliance With Obligation and Laws
Schedule 2.6        Conflicts with Obligations and Laws
Schedule 2.7(a)     Audited and Unaudited Financial Statements
Schedule 2.7(c)     Correspondence from Auditors
Schedule 2.8        Liabilities
Schedule 2.9        Conduct of Business; Certain Changes

Schedule 2.10       Tax Warranties
Schedule 2.11       Property
Schedule 2.12       Receivables
Schedule 2.13       Inventory
Schedule 2.14       Intellectual Property
Schedule 2.15(a)    Contracts and Commitments
Schedule 2.15(b)    Violations and Defaults of Contracts
Schedule 2.15(c)    Contracts With a Negative Gross Profit Margin
Schedule 2.15(d)    Customers and Suppliers
Schedule 2.15(e)    Backlog
Schedule 2.16       Consulting and Employment Contracts
Schedule 2.18       Government Authorizations
Schedule 2.19       Warranty or Other Claims
Schedule 2.20       Litigation
Schedule 2.21       Borrowings and Guarantees
Schedule 2.22       Financial Service Arrangements
Schedule 2.23       Insurance
Schedule 2.26       Transactions with Interested Persons
Schedule 2.30       Pension Scheme

                                                                         Page 45